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                                                                    EXHIBIT 21.1



                     SUBSIDIARIES OF WALL DATA INCORPORATED
                             AS OF DECEMBER 31, 1997


                                                     STATE OF INCORPORATION
                                                      OR COUNTRY IN WHICH
                           SUBSIDIARY                      ORGANIZED
             -------------------------------------   ----------------------
             Wall Data (UK) Limited                      United Kingdom
             Wall Data (Canada) Limited                  Canada
             Wall Data (Barbados) Incorporated           Barbados
             Wall Data France s.a.r.l.                   France
             Wall Data GmbH                              Germany
             Wall Data Australia Pty Ltd.                Australia
             Wall Data Japan K.K.                        Japan
             Wall Data Mexico S.A. de C.V.               Mexico
             Wall Data Asia Pte. Ltd.                    Singapore
             Wall Data Limited                           Ireland
             Wall Data International                     Delaware
             Software Development Tools Limited          United Kingdom
             Software Development Tools Inc.             Delaware
             Software Development Tools Inc. France      France
             Expert Edge Computer Systems Limited        Ireland
             Radisson Limited                            Ireland